Asset Purchase Agreement

                                      among

                             Key Four Corners, Inc.

                          Four Corners Drilling Company

                                       and

                           R. L. Andes and W. E. Lang






                               February ___, 1998

                            Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of February __, 1998 among Key Four Corners, Inc., a Delaware corporation ("Buyer"), Four Corners Drilling Company, a New Mexico corporation ("Seller"), and R. L. Andes and W. E. Lang (collectively, the "Shareholders").

                              W I T N E S S E T H:

WHEREAS, the Seller desires to sell substantially all of its assets, and Buyer desires to acquire such assets.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           Purchase and Sale of Assets

1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer (effective as of 12:01 A.M. New Mexico time on the date of execution hereof) all of the assets owned by Seller existing on the date of Closing other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including, without limitation, the following assets owned by Seller relating to or used or useful in the operation of the business as conducted by the Seller on and before the date hereof (the "Business") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(a) all tangible personal property owned by Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on
     Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(b) all of the inventory owned by Seller, including without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventories");

(c) all of the Seller's intangible assets (the "Intangibles"), including without limitation, (i) all of the Seller's rights to the name under which it is incorporated or under which it currently does business, (ii) all of the Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Business, including without limitation, that which is more fully described on Schedule 1.1(c) hereto (the "Seller Intellectual Property"), (iii) the Seller's telephone numbers, (iv) the sales and promotional literature, computer software, customer and supplier lists, drilling reports, historical bit records and tour sheets and all other records of the Seller relating to the Assets or the Business ("Retained Records"), excluding the corporate minute books, accounting records, files, tax returns and other financial data on whatever media, relating to the Seller or the Shareholders or the Excluded Assets. Buyer shall allow Seller reasonable access to the Retained Records for any reasonable purpose. Buyer agrees to retain the Retained Records for a period of five (5) years from the date of Closing;

(d)  those  leases,  subleases,   contracts,  contract  rights,  and  agreements
     relating to the Assets or the operation of the Business specifically listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

(e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, those that are more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

(f)  the goodwill and going concern value of the Business;

(g) the buildings and other improvements located on the real estate described in Schedule 3.5 hereto; and

(h) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used in the Business or intended for use in the Business in connection with, or that are necessary for the continued conduct of, the Business.

The Assets shall not include the following (collectively, the "Excluded Assets"): (i) the real property described in Schedule 1.1 hereto owned by the Seller and not being conveyed to Buyer concurrently herewith, (ii) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller before Closing, it being understood that all of Seller's customers shall be billed on the date of Closing for services or materials provided through that date and that Buyer will forward any payment on such accounts received by it to Seller within one (1) business day of receipt;
(iii) all cash accounts of the Seller and all petty cash of the Seller kept on hand for use in the Business; (iv) all other receivables and prepaid expenses, including all right, title and interest of the Seller in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business; (v) all assets in possession of the Seller but owned by third parties or Shareholders; (vi) the corporate charter, related organizational documents and minute books of the Seller, financial books and records and tax returns;
(vii) the cash  consideration  paid or  payable by Buyer to Seller  pursuant  to
Section 1.2 hereof; and (viii) the net deferred tax assets of Seller representing tax benefits available from operating loss carry forwards, pension plan assets of Seller representing excess contributions to the defined benefit pension plan, all buildings owned by Seller or Shareholders (other than those buildings referred to in Section 1.1(g) hereof), and any other assets described in Schedule 1.1 attached hereto as Excluded Assets.

1.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller and the Shareholders contained herein, Buyer agrees to pay to the Seller, on the date hereof, the amount of $9,106,380.00 by wire transfer of immediately available funds to an account designated by the Seller or by delivery of immediately available funds. Equipment purchases which have been made by Seller after December 12, 1997, and approved by Buyer as of the date of this Agreement are set forth in the attached Schedule 1.2 hereto, and shall be paid at Closing, or within forty-eight (48) hours of Closing. In addition, within thirty (30) days following the Closing, Buyer will pay Seller any additional amounts due for such approved purchases of equipment.

1.3 Liabilities. Effective on the date of Closing, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts to the extent that the Contracts have not been performed and are not in default on the date hereof (the "Assumed Liabilities"). On and after the date hereof, the Seller shall be responsible for any and all other liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, (a) any obligations arising from the Seller's employment of those employees of the Seller listed on Schedule 3.2 hereto; (b) any liability arising from or relating to Seller's failure to be duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary; (c) any failure to pay any taxes owed by Seller which are applicable to the period ending with the date hereof; and (d) any liabilities arising out of any matters listed on Schedule 2.1.12 hereto (collectively, the "Retained Liabilities").

1.4 Closing. The Closing of the purchase and sale provided for hereunder shall take place on February ___, 1998, at the offices of Four Corners Drilling Company, 5661 Highway 64, Farmington, New Mexico.

                                   ARTICLE II

                         Representations and Warranties

2.1 Representations and Warranties.

2.1.1 Organization and Good Standing. The Seller and Shareholders represent and warrant that Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New Mexico, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it.

2.1.2 Agreements Authorized and their Effect on Other Obligations. The Seller and Shareholders represent and warrant (a) that the execution and delivery of this Agreement have been authorized by all necessary corporate, shareholder and other action on the part of the Seller and each of the Shareholders, and (b) this Agreement is the valid and binding obligation of the Seller and each of the Shareholders enforceable (subject to normal equitable principals) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. Seller and Shareholders represent and warrant that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Seller, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller or any of the Shareholders is a party or by which the Seller or any of the Shareholders or their respective properties are bound; or (iii) to the best of their knowledge, any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which the Seller or any of the Shareholders or any of their respective properties are subject.

2.1.3 Contracts. The Seller and Shareholders represent and warrant that Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. Seller and Shareholders represent and warrant that: (a) all of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller,
(b) the Seller is not, and no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder, (c) no Contract has been entered into on terms which could reasonably be expected to have an adverse effect on the use of the Assets by Buyer, (d) neither the Seller nor any of the Shareholders has received any information which would cause any of such parties to conclude that any customer of the Seller will (or is likely to) cease doing business with Buyer (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.4 Title to Assets. The Seller and Shareholders represent and warrant that the Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below), except as set forth on
Schedule 2.1.4 hereto. Except as noted on Schedule 2.1.4 hereto (but specifically excluding those Assets listed under the heading "Stacked" on
Schedule 2.1.4 hereto), the Seller and Shareholders represent and warrant that all of the Assets (a) are in a state of good repair, ordinary wear and tear excepted, (b) free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and (c) conform to all applicable laws governing their use. As to those Assets listed under the heading "Stacked on Schedule 2.1.4 hereto, the Seller and Shareholders represent and warrant that such Schedule includes a listing of all known defects thereto. The Seller and Shareholders represent that no notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by the Seller or any of the Shareholders, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

2.1.5 Licenses and Permits. The Seller and Shareholders represent and warrant that, to the best of their knowledge: (a) Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used; (b) each of the Seller Permits and the Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Seller subject to administrative powers of regulatory agencies having jurisdiction; (c) the Seller is in compliance in all material respects with the terms of each of the Seller Permits; (d) none of the Seller Permits have been, or to the knowledge of the Seller or either of the Shareholders, are threatened to be, revoked, canceled, suspended or modified.

2.1.6 Intellectual Property. The Seller and Shareholders represent and warrant that: (a) Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material or necessary for the continued use of the Assets; (b) the Seller Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances; (c) the Seller has not granted to any other person any license to use any Seller Intellectual Property and, (d) to the best of Seller's knowledge, use of the Seller Intellectual Property will not, and the conduct of the Business did not, infringe, misappropriate or conflict with the Intellectual Property rights of others. The Seller and Shareholders represent and warrant that neither the Seller nor the Shareholders has received any notice of infringement, misappropriation, or conflict with the Intellectual Property rights of others in connection with the use by Seller of the Seller Intellectual Property.

2.1.7 Financial Statements. The Seller and the Shareholders represent and warrant that the Seller has delivered to Buyer copies of Seller's unaudited Statement of Income for the four (4) month period ended October 31, 1997, a copy of which is attached hereto as Schedule 2.1.7 (the "Seller's Statement of Income"). The Seller and the Shareholders represent and warrant that (a) the Seller's Statement of Income is true, correct and complete in all material respects and presents fairly and fully the income and expenses of the Seller as at the dates and for the periods indicated thereon, and has been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein; and (b) the Seller's Statement of Income includes all adjustments which are necessary for a fair presentation of the applicable Seller's income and expenses for the periods indicated.

2.1.8 Absence of Certain Changes and Events. The Seller and the Shareholders represent and warrant that since October 31, 1997, there has not been:

(g) Financial Change. Any adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of the Seller;

(h) Property Damage. Any damage, destruction, or loss to any of the Assets or the Business (whether or not covered by insurance);

(i) Waiver. Any waiver or release of a material right of or claim held by the Seller;

(j) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of the Seller other than in the ordinary course of business;

(k)  Labor Disputes. Any labor disputes between the Seller and its employees; or

(l) Other Changes. Any other event or condition known to the Seller or the Shareholders that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Business or the financial condition or prospects of the Seller.

2.1.9 Necessary Consents. The Seller and the Shareholders represent and warrant that the Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder other than (a) the Contracts listed on Schedule 1.1(d) and (b) the Permits listed on Schedule 1.1(e) as being non-assignable.

2.1.10 Environmental Matters. The Seller and the Shareholders represent and warrant that (a) none of the current or past operations of the Business or any of the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Environmental Law (defined below); (b) neither the Seller nor either of the Shareholders has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Environmental Law or regarding any claims for remedial obligations or contribution for removal costs or damages under any Environmental Law; (c) there are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Seller or either of the Shareholders, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to the knowledge of the Seller or either of the Shareholders, is there any basis for any of the foregoing; (d) except for the Discharge Plan which was approved by the State of New Mexico - Energy, Minerals and Natural Resources Department, OCD on April 18, 1994, Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Environmental Law in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses; (e) to the knowledge of the Seller or either of the Shareholders, the Assets include all environmental and pollution control equipment necessary for compliance with applicable Environmental Law;
(f) no Hazardous Materials (defined below) have been or are currently being used by the Seller in the operation of the Assets; (g) no Hazardous Materials are or have ever been situated on or under any of the Seller's properties, whether owned or leased, or incorporated into any of the Assets; (h) to the knowledge of the Seller or either of the Shareholders, there are no, and, except for the three (3) underground storage tanks properly removed in 1990 and 1992 by Seller (as shown by documentation furnished by Seller to Buyer) there have never been any, underground storage tanks (as defined under Environmental Law) located under any of the Seller's properties, whether owned or leased; and (i) there are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, on any property presently or previously owned or leased by the Seller, or on any property on which Hazardous Materials generated by the Seller's operations or the use of the Assets were disposed of, which would result in an adverse change in the Business or business prospects of the Seller. The term "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United states, or any state, regional, city, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environment or human health, or employee health and safety as from time to time has been or is now in effect. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law. Seller acknowledges that the Environmental Report prepared for Seller has not been prepared by or approved by Buyer Indemnified Parties (as defined in section 4.1 hereof).

2.1.11 No ERISA Plans or Labor Issues. The Seller and Shareholders represent and warrant that: (a) no employee benefit plan of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer; (b) the Seller has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on the Assets; (c) the Seller does not have any dispute with any of its existing or former employees, and (d) there are no labor disputes or, to the knowledge of the Seller or any of the Shareholders, any disputes threatened by current or former employees of the Seller.

2.1.12 Investigations; Litigation. The Seller and Shareholders represent and warrant that: (a) to the best of their knowledge, no investigation or review by any governmental entity with respect to the Seller or any of the transactions contemplated by this Agreement is pending or threatened, nor has any governmental entity indicated to the Seller or any of the Shareholders an intention to conduct the same; and (b) there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending to which the Seller or any of the Shareholders is a party or, to the knowledge of the Seller or either of the Shareholders, might become a party or which would adversely affect the Assets or the Buyer's future conduct of the Business, except as set forth on the Schedule 2.1.12 hereto.

2.1.13 Absence of Certain Business Practices. The Seller and Shareholders represent and warrant that, to the best of their knowledge, neither the Seller, the Shareholders, nor any officer, employee or agent of the Seller, or any other person acting on behalf of the Seller or either of the Shareholders, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Business or the profitable use of the Assets (or to assist the Seller in connection with any actual or proposed transaction) which if not given in the past, might have had an adverse effect on the profitable conduct of the Business or the profitable use of the Assets, or if not continued in the future, might adversely affect the profitable conduct of the Business or the profitable use of the Assets.

2.1.14 Solvency. The Seller and Shareholders represent and warrant that the Seller is not presently insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent" with respect to the Seller, means that the sum of the present fair and saleable value of the Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

2.1.15. Finder's Fee. The Seller and Shareholder represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller, the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller and each of the Shareholders as follows:

2.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.2.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3 Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Seller and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

                                   ARTICLE III

                              Additional Agreements

3.1 Noncompetition. Except as set forth below or as otherwise consented to or approved in writing by Buyer, the Seller and each of the Shareholders agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (a) engage in any business in competition with the business or businesses conducted by the Seller on or before the date hereof or by Buyer (or Buyer=s affiliates) on or after the date hereof, or in any service business the services of which were provided and marketed by the Seller on or before the date hereof or by Buyer (or Buyer=s affiliates) on or after the date hereof in any state of the United States, or any foreign country in which the Seller transacted business on or before the date hereof or in which Buyer (or Buyer=s affiliates) transact business on or after the date hereof; (b) request any present customers or suppliers of the Seller or any customers of Buyer (or Buyer=s affiliates) to curtail or cancel their business with Buyer (or Buyer=s affiliates); (c) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer=s affiliates) or of the Seller or any details of their organization or business affairs or (d) induce or actively attempt to influence any employee of Buyer (or Buyer=s affiliates) to terminate his employment. The Seller and each of the Shareholders agree that if either the length of time or geographical area as set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Seller and the Shareholders may have under the laws of any state requiring a corporation selling its assets (or a shareholders of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired. The Seller and each of the Shareholders further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by the Seller or either of the Shareholders of the covenants contained in this Section 3.1, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Seller or either of the Shareholders from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Seller and each of the Shareholders acknowledge that the covenants set forth in this Section 3.1 are being executed and delivered by such party in consideration of (i) the covenants of Buyer contained in this Agreement, (ii) additional consideration in the amount of $300,000 payable by Buyer on the date hereof by wire transfer of immediately available funds to those parties, in those amounts and to those accounts specified in Schedule 3.1 hereto and (iii) for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

Notwithstanding anything to the contrary stated in this paragraph 3.1, (i) the conduct by the business entities listed in Schedule 3.1 hereto of the activities set forth opposite such entities' names (the "Permitted Businesses") shall not be a violation of clause (a) of this Section 3.1 and (ii) the solicitation by the business entities listed in Schedule 3.1 hereto of any present customer or supplier of the Seller or any customers of Buyer (or Buyer's Affiliates) in connection with the conduct of their Permitted Businesses, but only their Permitted Businesses and not the businesses sold hereunder, shall not be a violation of clause (b) of this paragraph 3.1. Seller and Shareholders shall be permitted to engage in those businesses or activities set forth on Schedule 3.1 hereto and to solicit any customer of Seller or Buyer (or Buyer's affiliates) in connection with such business or activities.

3.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of all employees of the Seller who devote their full time in the operation of the Assets and the conduct of the Business (the "Employees"). Effective as of the date of Closing, all of the Employees shall be offered employment by Buyer, subject to such Employees meeting Buyer=s standard employment eligibility requirements. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees= employment with Buyer on or after the date hereof. The Seller and each of the Shareholders shall cooperate with Buyer in connection with any offer of employment from Buyer to the employees and use its best efforts to cause the acceptance of any and all such offers.

3.3 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

3.4 Name Change. The Seller and each of the Shareholders shall, within ten (10) days from the date of Closing, cause to be filed (i) with the New Mexico
Corporation Commission an amendment to the Articles of Incorporation of the Seller changing the name of the Seller from its current name to a name that is not similar to such name, and (ii) with the appropriate authorities of New Mexico and any other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. The Seller and each of the Shareholders shall, within five (5) days from the date of its receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

3.5 Real Estate Purchase. Concurrent with the execution and delivery hereof, Blue Horizons Partnership and W.E.L., a New Mexico general partnership and Buyer shall have entered into (and consummated the transactions contemplated by) a binding agreement pursuant to which such partnerships will have conveyed to Buyer the real property described in Schedule 3.5 hereto. The consummation of the transactions contemplated by this Agreement are expressly conditioned upon the consummation of the purchase and sale of the real estate pursuant to the agreement contemplated by this Section 3.5.

3.6 Lease Agreement and Option Agreement. Concurrent with the execution and delivery hereof, Andes, Lang & Andes, a New Mexico partnership, shall have entered into a binding lease agreement pursuant to which such partnerships will have leased to Buyer the real property and improvements described in Schedule
3.6 hereto and Blue Horizons Partnership and W.E.L., a New Mexico general partnership, shall have agreed by supplemental letter to enter in the future, after the property to be subject to the proposed option agreement is subdivided, into a binding option agreement pursuant to which such partnerships shall grant Buyer the option to purchase up to an additional twenty-nine (29) acres, more or less, of land from such partnerships pursuant to terms and conditions therein set forth. The consummation of the transactions contemplated by this Agreement are expressly conditioned upon the execution of the lease agreement and execution of the supplemental letter relating to above.

3.7 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.

                                   ARTICLE IV

                                 Indemnification

4.1 Indemnification by the Seller and the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Seller and each of the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders (the "Buyer Indemnified Parties"), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys= fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (a) any material breach of, or failure by the Seller or any of the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller or any of the Shareholders under this Agreement; and (b) the Retained Liabilities. Except for
Section 2.1.7, for purposes of this Agreement, a breach or failure of performance shall not be material under this Agreement unless it has a financial consequence of $10,000.00 or more to the non-breaching party; provided, however, such threshold shall not apply to damages resulting to Buyer from the Retained Liabilities.

4.2 Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Seller and its officers, directors, employees, agents and stockholders and each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to (a) any material breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Seller or any of the Shareholders by or on behalf of Buyer under this Agreement and (b) the Assumed Liabilities. Except for Section 2.1.7, for purposes of this Agreement, a breach or failure of performance shall not be material under this Agreement unless it has a financial consequence of greater than $10,000.00 or more to the non-breaching party.

4.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article IV, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

4.4 Limitation of Indemnity. To the extent, if at all, ' 56-7-1 NMSA 1978 would apply to render any of the indemnification provisions herein void and unenforceable, each such provision shall not extend to liability, claims, damages, losses or expenses, including attorney fees, relating to the construction, installation, alteration, modification, repair, maintenance, servicing, demolition, excavation, drilling, reworking, grading, paving, clearing, site preparation or development of any real property or of any improvement on, above or under real property arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specification by the indemnitee, or the agents or employees of the indemnitee, or (ii) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

4.5  Limitation  of  Liability.  The maximum  liability  of the Buyer under this
Article IV and under the real estate  purchase and sale  agreement  described in
Section 3.5 hereto shall be limited to $10,000,000. The combined maximum liability of the Seller and the Shareholders under this Article IV and under the real estate purchase and sale agreement described in Section 3.5 here to shall be limited to $10,000,000.

                                    ARTICLE V

                                  Miscellaneous

5.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for two years from the Closing Date, notwithstanding any investigation made on the part of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for two years after the Closing Date despite any investigations made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

5.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

5.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
--------------------------------------------------------------------------------

Addressed to:                         With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Key Four Corners, Inc.                Lynch, Chappell & Alsup, P.C.
Two Tower Center, Tenth Floor         300 N. Marienfeld, Suite 700
East Brunswick, New Jersey 08816      Midland, Texas 79701
Attn: General Counsel                 Attn: James M. Alsup
Facsimile:  (908) 247-5148            Facsimile: (915) 683-2587
--------------------------------------------------------------------------------
                   If to the Seller or any of the Shareholders

--------------------------------------------------------------------------------

Addressed to:                         With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Mr. R. L. Andes                       Sutin, Thayer & Browne, P.C.
Four Corners Drilling Company         Post Office Box 1945
P. O. Box 1067                        Albuquerque, New Mexico 87103-1945
Farmington, New Mexico 87499          Attn: Bradley D. Tepper
                                      Facsimile: (505) 888-6565
Mr. W. E. Lang
Four Corners Drilling Company
P. O. Box 1067
Farmington, New Mexico 87499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the fifth (5th) third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

5.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

5.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of New Mexico.

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

BUYER:

KEY FOUR CORNERS, INC.
a Delaware corporation


By:
Kenneth V. Huseman, Vice President

SELLER:

FOUR CORNERS DRILLING COMPANY
a New Mexico corporation


By:
R. L. Andes, President


SHAREHOLDERS:


__________________________________________
R. L. Andes


__________________________________________
W. E. Lang